Exhibit 15.2
August 7, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Commissioners:
     We are aware that our report dated August 7, 2007 on our review of interim financial information of Valeant Pharmaceuticals International (the “Company”) for the three and six-month periods ended June 30, 2007 and 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2007 is incorporated by reference in its Registration Statements on Form S-3 (File No. 333-122904) and on Form S-8 (File Nos. 33-56971, 333-81383, 333-73098, 333-85572, 333-109877, 333-109879, and 333-142651).
Very truly yours,
PricewaterhouseCoopers LLP